Exhibit 10.16

INVESTCORP US PRIVATE CREDIT BDC II

MULTIPLE CLASS PLAN

January 5, 2026

This Multiple Class Plan (this “Plan”) is adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the “1940 Act”), by Investcorp US Private Credit BDC II, a Delaware statutory trust (the “Fund”).

W I T N E S S E T H:

WHEREAS, the Fund is a closed-end management investment company that has elected to be regulated as a business development company;

WHEREAS, the Fund intends to submit an application for an exemptive order from the Securities and Exchange Commission that would permit the Fund to issue multiple classes of shares, subject to the condition that the Fund must comply with the provisions of Rule 18f-3 under the 1940 Act as though such rule applies to business development companies (the “Exemptive Order”);

WHEREAS, the shares of beneficial interest of the Fund (the “Shares”) are divided into one or more separate classes;

WHEREAS, the Fund desires to adopt this Plan in order that the Fund may issue multiple classes of Shares (each, a “Class”); and

WHEREAS, the Board of Trustees of the Fund (the “Board”, and each member, a “Trustee”), including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”), in considering whether the Fund should adopt and implement this Plan, has evaluated such information and considered such pertinent factors as it deemed necessary to undertake an informed evaluation of this Plan and determination as to whether this Plan should be adopted and implemented, and has determined that the adoption and implementation of this Plan, including the expense allocation contemplated herein, are in the best interests of each Class individually, as well as the best interests of the Fund as a whole;

NOW THEREFORE, the Fund adopts this Plan pursuant to Rule 18f-3 under the 1940 Act, on the following terms and conditions:

1. This Plan is effective upon the date set forth above, provided that this Plan shall not become effective with respect to the Fund or a Class unless the Fund receives the Exemptive Order.

2. The Fund may issue Shares in one or more Classes, as set forth in Exhibit A. Shares so issued will have the rights and preferences set forth in the Fund’s Amended and Restated Agreement and Declaration of Trust and Bylaws (each as amended from time to time), any applicable resolutions adopted by the Board from time to time and the Fund’s then current private placement memorandum (“PPM”) relating to the Classes.

3. Shares issued in Classes will be issued subject to, and in accordance with, the terms of Rule 18f-3 under the 1940 Act, including, without limitation:

(a) each Class may have a different arrangement for shareholder services or the distribution of Shares or both, and will pay all of the expenses of that arrangement;

(b) each Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets (other than incentive fees), if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(c) each Class will have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(d) each Class will have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class;

(e) except as otherwise permitted under Rule 18f-3 under the 1940 Act, each Class will have the same rights and obligations as each other Class; and

(f) Shares of one Class may be exchanged or converted, at the shareholder’s option, for Shares of another class of the Fund (an “intra-Fund exchange”), if and to the extent an applicable intra-Fund exchange privilege is disclosed in the Fund’s PPM and subject to the terms and conditions (including the imposition or waiver of any sales load, repurchase fee or early withdrawal charge) set forth in the PPM, provided that the shareholder requesting the intra-Fund exchange meets the eligibility requirements of the Class into which such shareholder seeks to exchange.

4. Nothing in this Plan will be deemed to require the Fund to take any action contrary to its Amended and Restated Agreement and Declaration of Trust or Bylaws, each as amended from time to time, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of the responsibility for and control of the conduct of the affairs of the Fund.

5. This Plan will continue in effect indefinitely unless terminated by a vote of the Board.

6. This Plan may be amended at any time by the Board, provided that any material amendment of this Plan will be effective only upon approval by a vote of the Board, and a majority of the Independent Trustees.

7. This Plan will be construed in accordance with the internal laws of the State of Delaware and the applicable provisions of the 1940 Act.

8. If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Plan will not be affected thereby.

EXHIBIT A

Classes as of January 5, 2026

Class
Class A
Class D
Class I